                                                                     EXHIBIT 4.1

                             SUBSCRIPTION AGREEMENT

                  PROPOSED INVESTOR'S NAME:
                                           ---------------------
                  AGREEMENT NUMBER:
                                   -------------------




                                      UNIT

                             SUBSCRIPTION AGREEMENT

                            DATED AS OF _______, 1999

                                 BY AND BETWEEN

                       SONUS COMMUNICATION HOLDINGS, INC.

                                       AND

                        EACH OF THE SUBSCRIBERS LISTED IN
                            SCHEDULE A ANNEXED HERETO

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE, NOR HAS ANY SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS UNIT SUBSCRIPTION AGREEMENT OR ITS EXHIBITS OR SCHEDULES (THE "PURCHASE AGREEMENT"). ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE PURCHASE OF THE SECURITIES OFFERED HEREBY AND DESCRIBED IN THIS SUBSCRIPTION AGREEMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" SET FORTH IN THE MEMORANDUM TO WHICH THIS SUBSCRIPTION AGREEMENT IS ATTACHED. PROSPECTIVE INVESTORS SHOULD CAREFULLY READ THIS SUBSCRIPTION AGREEMENT AND THE MEMORANDUM IN ORDER TO EVALUATE THE RISKS INVOLVED IN LIGHT OF THEIR INVESTMENT OBJECTIVES AND FINANCIAL RESOURCES. IN MAKING AN INVESTMENT DECISION, PROSPECTIVE INVESTORS MUST RELY ON THEIR OWN EVALUATION OF THE COMPANY, THE SECURUTIES OFFERED HEREBY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THIS SUBSCRIPTION AGREEMENT AND MEMORANDUM AND ITS EXHIBITS AND SCHEDULES CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "SECURITIES ACT") AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE COMPANY'S ACTUAL RESULTS AND ACTIVITIES COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISK FACTORS DESCRIBED IN "RISK FACTORS" SET FORTH IN THE MEMORANDUM AND OTHER FACTORS INCLUDED ELSEWHERE IN THIS SUBSCRIPTION AGREEMENT AND THE MEMORANDUM.

NO REPRESENTATIONS, WARRANTIES, OR ASSURANCES OF ANY KIND ARE MADE OR SHOULD BE INFERRED WITH RESPECT TO THE ECONOMIC RETURN OR THE TAX CONSEQUENCES WHICH MAY BE REALIZED BY A PURCHASER OF THE UNITS OFFERED HEREBY. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS SUBSCRIPTION AGREEMENT OR MEMORANDUM OR ANY COMMUNICATION, WHETHER WRITTEN OR ORAL, FROM THE COMPANY OR ITS OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS, AS LEGAL, TAX, ACCOUNTING OR OTHER EXPERT ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO THE LEGAL, TAX, ACCOUNTING AND RELATED MATTERS CONCERNING THEIR INVESTMENT IN THE SECURITIES OFFERED HEREBY.

THE UNITS ARE BEING OFFERED ONLY TO ACCREDITED INVESTORS WHO ARE CAPABLE OF BEARING THE ECONOMIC RISKS OF THIS INVESTMENT, INCLUDING THE RISK OF LOSING THEIR ENTIRE ORIGINAL INVESTMENT, AND WHO, INDIVIDUALLY OR THROUGH A PURCHASER REPRESENTATIVE, HAVE SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT THEY ARE CAPABLE OF EVALUATING THE MERITS AND RISKS OF AN INVESTMENT IN THESE SECURITIES.

THE SECURITIES OFFERED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. PROSPECTIVE INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

EACH RECIPIENT OF THIS PURCHASE AGREEMENT IS ENCOURAGED TO AVAIL ITSELF OF THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, THE COMPANY CONCERNING ITS BUSINESS OPERATIONS, THE TERMS AND CONDITIONS OF THIS OFFERING, AND TO OBTAIN ADDITIONAL INFORMATION, TO THE EXTENT THAT IT IS POSSESSED OR OBTAINABLE WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION IN THIS PURCHASE AGREEMENT. ANY PROSPECTIVE INVESTORS HAVING ANY QUESTIONS REGARDING THIS OFFERING OR DESIRING ANY ADDITIONAL INFORMATION OR DOCUMENTS TO VERIFY OR SUPPLEMENT THE INFORMATION CONTAINED HEREIN SHOULD CONTACT W. TODD COFFIN, CHIEF EXECUTIVE OFFICER AT SONUS COMMUNICATION HOLDINGS, INC., 1600 WILSON BLVD., SUITE 1008, ARLINGTON, VIRGINIA 22209.

THERE IS NO PUBLIC OR OTHER MARKET FOR THE SECURITIES OF THE COMPANY OFFERED HEREBY OR FOR ANY SECURITIES INTO WHICH THE SECURITIES OFFERED HEREBY ARE CONVERTIBLE, NOR CAN THERE BE ANY ASSURANCE THAT SUCH MARKET WILL DEVELOP AFTER THE COMPLETION OF THIS OFFERING OR AT ANY OTHER TIME.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS SUBSCRIPTION AGREEMENT AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR IN THE DOCUMENTS FURNISHED BY THE COMPANY AS CONTEMPLATED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY OR ON BEHALF OF THE COMPANY. THE DELIVERY OF THIS SUBSCRIPTION AGREEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

THE DISTRIBUTION OF THIS SUBSCRIPTION AGREEMENT AND MEMORANDUM AND THE OFFERING OF THE SECURITIES OFFERED THEREBY IN CERTAIN JURISDICTIONS MAY BE RESTRICTED BY LAW. PERSONS INTO WHOSE POSSESSION THIS SUBSCRIPTION AGREEMENT COMES ARE REQUIRED BY THE COMPANY TO INFORM THEMSELVES ABOUT AND OBSERVE ANY SUCH RESTRICTIONS. THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT LAWFUL, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO.

NO ACTION HAS BEEN OR WILL BE TAKEN BY THE COMPANY THAT WOULD PERMIT A PUBLIC OFFERING OF THE SECURITIES OFFERED HEREBY OR THE CIRCULATION OR DISTRIBUTION OF THIS SUBSCRIPTION AGREEMENT OR ANY OFFERING MATERIAL IN RELATION TO THE SECURITIES OFFERED HEREBY IN ANY COUNTRY OR JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED.

THIS SUBSCRIPTION AGREEMENT AND MEMORANDUM HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF PROSPECTIVE INVESTORS INTERESTED IN THE PROPOSED PRIVATE PLACEMENT OF THE UNITS AND CONSTITUTES AN OFFER ONLY IF THE NAME OF THE PROSPECTIVE INVESTOR APPEARS IN THE APPROPRIATE SPACE PROVIDED ON THE COVER HEREOF. DISTRIBUTION OF THIS SUBSCRIPTION AGREEMENT OR MEMORANDUM TO ANY PERSON OTHER THAN SUCH PROSPECTIVE INVESTOR AND THOSE PERSONS RETAINED TO ADVISE SUCH PROSPECTIVE INVESTOR WITH RESPECT THERETO IS UNAUTHORIZED, AND ANY REPRODUCTION OF THIS SUBSCRIPTION AGREEMENT OR MEMORANDUM, IN WHOLE OR IN PART, OR THE DIVULGENCE OF ANY OF ITS CONTENTS, WITHOUT THE PRIOR WRITTEN CONSENT OF SONUS COMMUNICATION HOLDINGS, INC. IS PROHIBITED.

                           UNIT SUBSCRIPTION AGREEMENT

      THIS UNIT SUBSCRIPTION AGREEMENT (the "Agreement") is made as of the
_____ day of June, 1999, by and among SONUS COMMUNICATION HOLDINGS, INC., a Delaware corporation (the "Company"), and the investors listed on Schedule A attached hereto and made a part hereof (the "Investors"). Capitalized terms used but not defined in this Agreement shall have the respective meanings given such terms in the Confidential Private Placement Memorandum dated June __, 1999 (the "Memorandum").

                               W I T N E S S E T H

      WHEREAS, the Company desires to sell to the Investors that number of Units set forth opposite each such Investor's name on Schedule A attached hereto;

      WHEREAS, each of the Investors has been furnished with a Memorandum; and

      WHEREAS, the Investors, after carefully reviewing the Memorandum, desire to purchase such Units on the terms and conditions contained in this Agreement.

      NOW, THEREFORE, IN CONSIDERATION FOR THE MUTUAL COVENANTS AND AGREEMENTS SET FORTH HEREIN, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HERETO HEREBY AGREE AS
FOLLOWS:

      1.    Purchase and Sale of Units.

            a. Sale of Units. Subject to the terms and conditions of this Agreement, each Investor agrees, severally but not jointly, to purchase at the Closing (as hereinafter defined), and the Company agrees to sell at the Closing to each Investor that number of Units as is set forth opposite such Investor's name on Schedule A attached hereto, for the aggregate purchase price set forth on Schedule A (the "Purchase Price"), reflecting a per Unit purchase price of $2.00. The Purchase Price is to be paid by wire transfer or check, and delivered to the Excrow Agent upon execution and delivery hereof by Investor.

            b. Description of Units. Each Unit shall consist of:

                  (i) one (1) share of common stock of the Company, par value $.0001 per share ("Common Stock"); and

                  (ii) one (1) redeemable warrant to purchase one (1) share of Common Stock, exercisable at $3.00 per share on the terms and conditions set forth in the form of warrant attached hereto as Exhibit A (each a "Warrant" and collectively, the "Warrants").

            c. Delivery of Units. The Warrants subscribed for herein shall be issued at Closing (hereinafter defined) in the form attached hereto as Exhibit A and the Common Stock subscribed for herein (the "Shares") shall be evidenced by one or more stock certificates in proper form. At Closing, the Company shall issue instructions to its transfer agent to issue the number of shares of Common Stock to which each Investor has subscribed, as shown on Schedule A hereto.

            d. Termination; Minimum Amount. This Offering will continue through July 30, 1999, subject to earlier termination or extension at the option of the Company in consecutive periods not exceeding 30 days each, but in no event beyond September 30, 1999 (the "Offering Termination Date"). The Company's obligation to issue the Units hereunder is subject to the receipt of the Minimum Amount prior to the Offering Termination Date. If by the Offering Termination Date, subscriptions for at least $500,000 are not received by the Company, this Offering will terminate and subscriptions will be refunded without deduction and without interest.

            e. Closings. The consummation of the purchase and sale of the Units contemplated by this Agreement shall take place at the Law Offices of David N. Feldman, 36 West 44th Street, New York, New York 10036, upon receipt of subscriptions acceptable by the Company in an amount equal to or greater than the Minimum Amount and at such time as is mutually agreeable to L. Flomenhaft & Co., Incorporated ("Placement Agent") and the Company, or at such other time and place as the Company may designate (the "Closing" or "Closings"); provided that all Closings shall take place no later than the Offering Termination Date. At each Closing, the Company shall deliver to the Investors the Units in accordance with paragraph (c) above, against delivery to the Company by each such Investor of its Purchase Price, a fully completed Statement of Accredited Investor attached hereto as Exhibit B and signature pages to this Agreement. Execution and delivery of this Agreement and the other documents to be delivered at Closing may be by facsimile transmission.

            f. Payment and Escrow. All subscription funds will be held in an escrow account maintained at Commercial Bank of New York, 120 Broadway, New York, NY 10027. If paying by check, make check payable to "L. Flomenhaft & Co., Inc. Escrow Account For Sonus Communication Holdings, Inc." If wiring funds, please wire transfer to:

                       ABA # 026011507
                       Commercial Bank of New York,
                       183 Broadway, New York, NY 10007
                       For Credit To: L. Flomenhaft & Co., Inc. Escrow For Sonus Communication Holdings, Inc.
                       Account # 0129000352

            The Escrow Agent will hold subscription payments received in escrow in the aforementioned account until such time as the Placement Agent and the Company agree to close the transactions contemplated by this Agreement which shall be prior to the Offering Termination Date, unless such proceeds are returned to the Investor by the Placement Agent. If this Offering is terminated without a closing, all proceeds held in escrow shall be promptly returned to investors without interest or deduction. Any subscription funds received after the initial closing will be held in escrow until rejected or accepted by the Company at a subsequent closing. If a subscription is rejected for any reason, the subscription funds will be returned to the subscriber without deduction and without interest. The Company reserves the right, in its sole discretion, to reject any subscription in whole or in part.

            g. Binding and Enforceable. This Subscription Agreement will be binding upon and enforceable against the Company only when countersigned by an authorized agent of the Company and delivered to Investors who have agreed to purchase at least the Minimum Amount.

      2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor as follows:

            a. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to carry on its business as now conducted. The Company is duly qualified to transact business, and is in good standing, in each U.S. jurisdiction in which the failure to so qualify would have a material adverse effect on its business.

            b. Capitalization. The authorized capital of the Company consists of 100,000,000 shares of common stock and, prior to the Offering, 3,342,385 shares of Common Stock are issued and outstanding.

            c. Authorization. All action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Units being sold hereunder, to the extent that the foregoing requires performance on or prior to the Closing, has been taken or will be taken on or prior to the Closing, and the Company has all requisite power and authority to enter into this Agreement.

      3. Representations and Warranties of Investors. Each Investor hereby represents and warrants to the Company as follows:

            a. Organization; Good Standing; Power and Authority; Binding Obligation. Investor has full power and authority to enter into this Agreement, and, for those Investors which are corporations (i) such Investor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to carry on its business as now conducted, and (ii) all action on the part of the Investor necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Investor hereunder, including, without limitation, the payment of the purchase price for the Units being sold such Investor hereunder has been taken, and the Investor has all requisite power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by Investor and, assuming due authorization, execution and delivery by the Company, constitutes Investor's valid and legally binding obligation enforceable against the Investor in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights generally, subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject to the effect of applicable securities laws as to rights of indemnification.

            b. Purchase Entirely for Own Account, Etc.. The Units, Warrants, Shares and shares of Common Stock underlying the Warrants (the "Warrant Shares") to be purchased by Investor hereunder will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Investor has no present intention of selling, granting any participation in, or otherwise distributing the Units, Shares, Warrants or the Warrant Shares. Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any person with respect to the Units, Shares, Warrants or the Warrant Shares. The Investor has not construed the contents of this Agreement, or any additional agreement with respect to the proposed investment in the Units or any prior or subsequent communications from the Company, or any of its officers, employees or representatives, as investment, tax or legal advice or as information necessarily applicable to such Investor's particular financial situation. The Investor has consulted its own financial advisor, tax advisor, legal counsel and accountant, as necessary or desirable, as to matters concerning his investment in the Units, Shares, Warrants and Warrant Shares.

            c. Disclosure. Investor has received or reviewed all the information which such Investor has requested for the purposes of determining the merits of the Units as an investment. Investor has read and understands the Risk Factors and other information presented in the Memorandum and the Exchange Act Registration Statement (the "Exchange Act Registration Statement") submitted to the SEC on Form 10-SB. The Investor acknowledges that the Memorandum and Exchange Act Registration Statement contain a discussion of certain financial and other developments which have occurred since the date of the last audited financial statements provided to the Investor (the "Audited Financials"), the effects of which are not reflected in the Audited Financials and which may have a material adverse effect on Sonus, the Company and their respective businesses, financial conditions and results of operations.

            Investor has had an opportunity to ask questions and receive answers from the Company regarding Sonus, the Company and their respective business, operations and financial condition and the terms and conditions of this Offering of Units, and answers have been provided to Investor's full satisfaction. Investor has fully reviewed all corporate and governance documents of the Company and such other documents, which Investor feels is necessary or appropriate prior to purchase of the Units, understands all relevant terms and has asked all questions and received answers thereto to Investor's full satisfaction. If deemed necessary by Investor, Investor has consulted with a professional advisor who has provided Investor with advice concerning terms. INVESTOR ACKNOWLEDGES AND AGREES THAT THE PURCHASE OF THE UNITS INVOLVES A HIGH DEGREE OF RISK, INCLUDING, WITHOUT LIMITATION, THOSE SET FORTH ON IN THE MEMORANDUM, AND MAY RESULT IN A LOSS OF THE ENTIRE AMOUNT INVESTED. EACH INVESTOR FURTHER ACKNOWLEDGES AND AGREES THAT THERE IS NO PUBLIC MARKET FOR THE UNITS, WARRANTS OR THE WARRANT SHARES OR ANY OTHER SECURITIES OF THE COMPANY. THERE IS NO ASSURANCE THAT THE COMPANY'S OPERATIONS WILL RESULT IN REVENUES OR BE PROFITABLE OR THAT A PUBLIC MARKET FOR THE UNITS OR THE WARRANT SHARES WILL DEVELOP AT ANY TIME.

            d. Accredited Investor. Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act. The information provided by Investor on the Statement of Accredited Investor, attached hereto as Exhibit B, is true, correct and complete in all respects. Investor is capable of bearing the economic risk of an investment in the Units, including the possible loss of Investor's entire investment. Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Units offered hereby. If other than an individual, Investor has not been organized solely for the purpose of acquiring the Units.

            e. Restricted Securities. Investor understands that the Units being purchased hereunder, as well as the Shares, Warrants and Warrant Shares, are "restricted securities" as defined in the Securities Act, and that under federal and state securities laws the Units, Shares, Warrants or Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances. Investor is familiar with Rule 144 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act generally. Investor also acknowledges that the Units, Shares, Warrants and Warrant Shares are subject to significant restrictions on transfer, pledge or hypothecation.

            f. Legends. It is understood that certificates or other evidence of the Units, Shares, Warrants and Warrant Shares may bear the following legend, as well as any legend required by the laws of any state:

            "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933."

            g. Consents and Approvals; No Conflict. (i) The execution and delivery of this Agreement by the Investor does not, and the performance of this Agreement by the Investor will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority.

                  (ii) The execution, delivery and performance of this Agreement by the Investor does not (A) in the case of any Investor that is not an individual, conflict with or violate the charter or by-laws, partnership or other governing documents of such Investor, or (B) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Investor.

      4. Covenant of Investors. Each Investor hereby covenants with the Company that, without in any way limiting the representations set forth in
Section 3 above, Investor shall not make any disposition of all or any portion of the Units, Shares, Warrants or Warrant Shares unless and until:

                  i. there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with such registration statement; or

                  ii. such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, in form and substance satisfactory to the Company, that such disposition will not require registration of the Units, Shares, Warrants or Warrant Shares, as the case may be, under the Securities Act.

      5. Conditions of Investor's Obligations at Closing. The obligations of each Investor hereunder are subject to, and contingent upon, the fulfillment, on or before each Closing, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

            a. Representations and Warranties. The representations and warranties of the Company contained in Section 2 hereof shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

            b. Performance. The Company shall have performed and complied with all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by it on or before the Closing; provided that the obligations of the Investors shall not be subject to or contingent upon the issuance by the Company of the Units to the persons or entities set forth on Schedule A attached hereto who have not performed or tendered the performance of their obligations required to be performed under this Agreement on or prior to the Closing.

      6. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Investor hereunder are subject to and contingent upon the fulfillment by such Investor, on or before the Closing, of each of the following conditions:

            a. Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

            b. Payment of Purchase Price by Investors. Each Investor shall have delivered to the Company the Purchase Price specified in Schedule A attached hereto, in the manner specified in this Agreement and, in the event Investor pays by check, the Purchase Price shall have been credited to the Escrow Account.

            c. Statement of Accredited Investor. Each Investor shall have delivered to the Company a Statement of Accredited Investor in the form set forth in Exhibit B attached hereto, and the information provided therein shall be true, correct and complete on and as of the Closing with the same effect as though such information had been provided as of the date of such Closing.

      7.    Demand Registration Rights.

            a. Grant of Demand Registration Rights. Subject to the terms and conditions of this Agreement, (i) the Company agrees to file a registration statement under the Securities Act covering the shares of Common Stock issued in connection with the Offering and the Warrant Shares issuable upon exercise of the Warrants (but not the Warrants), (the "Registrable Securities"), in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed therewith (referred to herein, together with all amendments thereto and the related prospectus, as amended, a "Registration Statement"); provided, however, that the Company is not obligated to file any Registration Statement until the later of the date which is forty five (45) days after the completion of the last closing of the purchase and sale of Units in this Offering or the termination of the Offering by the Company, unless such 45th day falls between the end of any fiscal year or quarter and the date on which the Company is required to file a report under the Exchange Act relating to such year or quarter, in which case, within 15 business days after the date the Company is required to file such periodic report; (ii) undertake commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC within 90 days after such filing; and (iii) if the Company is eligible to incorporate periodic reports by reference into such Registration Statement, and such Registration Statement is declared effective, undertake commercially reasonable efforts to keep the Registration Statement continuously effective, supplemented and amended for a period of one year. Any other provision of this Agreement notwithstanding, the Company shall not be obligated to file or maintain the effectiveness of any registration statement if the Company, in the exercise of its reasonable good faith judgement, determines:

                  (i) that such registration would have a material adverse effect on the business, prospects, finances or operations of the Company (without regard to the costs directly related to preparing and filing the registration statement); or

                  (ii) that such registration would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries or because public disclosure thereof would be required prior to the time such disclosure might otherwise be required, or when the Company is in possession of material non-public information that it deems advisable not to disclose in a registration statement.

            b. Number of Demand Registrations. The Company shall be obligated to prepare, file and cause to become effective pursuant to this Section no more than one Registration Statement; provided, however, that the filing of a Registration Statement shall not be deemed to satisfy the Company's obligations hereunder unless it becomes effective and is maintained effective in accordance with the requirements specified in this Section.

            c. Required Thresholds. In addition to the other limitations contained in this Agreement, the Company shall not be obligated to prepare, file and cause to become effective any Registration Statement if such demand is made less than 90 days after the effective date of the Company's most recent registration statement, other than a registration statement filed under the Exchange Act.

            d. Underwriter's Cutback. If the registration of Registrable Securities is to be underwritten and, in the good faith judgment of the managing underwriter, the inclusion of all the Registrable Securities requested to be registered hereunder would interfere with the successful marketing of a smaller number of such shares of Registrable Securities, the number of shares of Registrable Securities to be included shall be reduced to such smaller number with the participation in such offering to be pro rata among the holders of Registrable Securities requesting such registration, based upon the number of shares of Registrable Securities owned by such Holders; provided, however, that shares held by officers and directors of the Company shall be subject to reduced prior to any reduction of Registrable Securities. Any shares that are thereby excluded from the offering shall be withheld from the market by the Holders thereof for a period (not to exceed 30 days prior to the effective date and 75 days thereafter) that the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

            e. Managing Underwriter. The managing underwriter or underwriters of any underwritten public offering covered by these demand registration rights shall be selected by the Company.

            f. Black-Out Periods of Investor. The Company shall have the right exercisable on one or more occasions, in addition to its rights set forth in Section 7(a)(i) and (ii), to require upon written notice to the Holders that the Holders not sell any Registrable Securities during the period specified in the notice, provided that such periods do not exceed 120 days in any calendar year, if (i) the Company determines, in its good faith judgment, that such offering would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries or public disclosure thereof would be required prior to the time such disclosure might otherwise be required, or when the Company is in possession of material non-public information that it deems advisable not to disclose in a registration statement, or (ii) the Registration Statement ceases to be current, provided, however, that the Company shall exercise reasonable efforts to file an amendment to the Registration Statement in order to cause the Registration Statement to become current as soon as practicable.

            g. Expenses. The cost of the registration of the Registrable Securities will be at the Company's expense, except for the Investor's attorneys fees and underwriting discounts, which shall be borne by the Investor.

            h. Underwriting Agreement Governs. In the event the terms of this Agreement conflict with the terms of any underwriting agreement in connection with any registration hereunder, the terms of such underwriting agreement shall control but shall not materially impair or reduce Holder's rights as granted in this Section 7.

            i. Information. If Investor's Registrable Securities are to be included in any Registration Statement, Investor shall furnish to the Company such information as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

            j. Non-Assignment. The registration rights granted under this Agreement are non-assignable, and shall become null and void with respect to any Registrable Securities transferred other than pursuant to a then-effective Registration Statement, upon such transfer.

            k. Indemnification.

                  (i) Indemnification by Investor. Investor agrees to indemnify the Company, each of its directors and officers, each underwriter, if any, of the Registrable Securities, each person or entity who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such holder, each of its officers and directors and each person or entity controlling such holder within the meaning of Section 15 of the Securities Act, against all claims, costs, fees (including reasonable attorney's fees), losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, and its directors, officers, representatives, underwriters and control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in reliance upon and in conformity with written information furnished to the Company by Investor or Investor's representative or agent for inclusion in such registration statement. Investor's indemnification obligations hereunder are limited to the amount paid by Investor for the Units in this Offering, except in cases of Investor's intentional or willful misconduct.

                  (ii) Indemnification by the Company. The Company agrees to indemnify the Investor against all claims, costs, fees (including reasonable attorney's fees), losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or



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

alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, and its directors, officers, representatives, underwriters and control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action except to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in reliance upon and in conformity with written information furnished by the Investor or Investor's representative or agent for inclusion in such registration statement.

                  (iii) Indemnification Procedure. Each party entitled to indemnification under this Section (for the purposes of this Section, the "Indemnified Party") shall give notice to the party required to provide indemnification (for the purposes of this Section, the "Indemnifying Party") after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

            l. Contribution. If the indemnification provided for in this Section 7 is unavailable, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Investor, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and whether a party breached a representation or warranty or covenant or agreement contained in this Agreement. The Company and Investor agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such claim. Notwithstanding the provisions of this paragraph,
(i) Investor shall not be required to contribute any amount in excess the amount paid by Investor for Units in this Offering, except in cases of Investor's willful or intentional misconduct, and (ii) the Company shall not be required to contribute any amount in excess the total net proceeds actually received by the Company in connection with the Offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            m. Termination. The Company may withdraw the registration statement earlier than the periods prescribed herein (i) if all of the Registrable Securities covered by the Registration Statement are sold, or (ii) such Registrable Securities could be sold pursuant to an exemption from registration including, without limitation, Rule 144 and Rule 144(k), promulgated under the Securities Act, as Rule 144 may be subsequently amended, modified, or supplemented.

            n. Registration Penalty. If the Company breaches its obligations, as set forth in this Section, to file or to maintain the effectiveness of the Registration Statement and, in the case of a failure to maintain such effectiveness, such effectiveness is not restored within 90 days thereafter (each such event being referred to as a "Registration Default"), the Company will pay liquidated damages to each Holder, provided, that (i) such shares of Common Stock represent, in the reasonable discretion of the Company and its legal counsel, "restricted securities" within the meaning of the Securities Act on the date of such Registration Default and at the time of payment of the liquidated damages, (ii) such shares of Common Stock were entitled to be registered hereunder, and (iii) such Holder has complied with all such Holder's obligations under this Agreement and is not in default hereunder. The liquidated damages shall be paid as an issuance of Common Stock in an amount equal to 5% per month of the number of such Holder's shares which were issued and outstanding and entitled to be registered on the date of the Registration Default, beginning 30 days after the date of such Registration Default. The liquidated damages shall continue to be paid until such time as the Company is current in its obligations under this Section 7 or until the Shares are exempt from the registration provisions of the Securities Act including, without limitation, pursuant to Rule 144 promulgated under the Securities Act. THE AFOREMENTIONED LIQUIDATED DAMAGES ARE IN LIEU OF ANY AND ALL OF HOLDER'S RIGHTS AND REMEDIES WITH RESPECT TO A FAILURE BY THE COMPANY TO REGISTER SUCH INVESTOR'S SECURITIES, WHETHER AT LAW OR IN EQUITY.

      8.    Miscellaneous.

            a. Survival of Warranties. The representations, warranties and covenants of the Investors contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing.

            b. Successors and Assigns. This Agreement may not be assigned by any party hereto. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            c. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflict of laws thereof.

            d. Counterparts; Delivery by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this Agreement may be effected by facsimile.

            e. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            f. Notices. Unless otherwise provided, any notice required or permitted hereunder shall be given by personal service upon the party to be notified, by nationwide overnight delivery service or upon deposit with the United States Post Office, by certified mail, return receipt requested and:

                  i. if to the Company, addressed to SONUS COMMUNICATION HOLDINGS, INC., 1600 Wilson Blvd., Suite 1008, Arlington, Virginia 22209,
Attention: W. Todd Coffin, with a copy to Cecil E. Martin, III, Esquire, McGuire, Woods Battle & Booth LLP, Seven Saint Paul Street, Suite 1000, Baltimore, Maryland 21202-1626, or at such other address as the Company may designate by notice to each of the Investors in accordance with the provisions of this Section; and

                  ii. if to the Investors, at their respective addresses indicated on the signature pages hereof, or at such other addresses as any one or more Investors may designate by notice to the Company in accordance with the provisions of this Section.

            g. Expenses. Irrespective of whether a Closing is effected, the Company and the Investors shall pay all of their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            h. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either prospectively or retroactively), only with the written consent of the Company and a majority in interest of the Investors.

            i. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded, and this Agreement shall be otherwise enforceable in accordance with its terms.

            j. Entire Agreement. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              SONUS COMMUNICATION HOLDINGS, INC.


                              By:
                                 ------------------------------
                               W. Todd Coffin

                                President and Chief Executive Officer




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